Exhibit 99.1

For Immediate Release:

Contact:                                                 Curtis A. Sampson, Chairman and Chief Executive Officer
Jeffrey K. Berg, President and Chief Operating Officer
Paul N. Hanson, Vice President - Finance

Communications Systems Announces Improved
Operating Results for 2006 Second Quarter.

Company Also Reports on Investigation and Reviews Related to JDL Subsidiary

Hector, MN — August 15 , 2006— Communications Systems, Inc. (AMEX: JCS) today reported consolidated income from continuing operations of $1,503,000 or $0.17 per diluted share for the second quarter ended June 30, 2006 compared with $460,000 or $0.05 per diluted share for the second quarter of 2005.  Total consolidated net income, which includes the results of discontinued operations in 2005 only, increased to $1,503,000 or $.17 per diluted share for the second quarter of 2006 compared to $309,000 or $.03 per share for the three months ended June 30, 2005. The Company’s MiLAN Technology subsidiary recorded a write down of excess and slow-moving inventory in the second quarter of 2005 in the amount of $1,100,000, Second quarter 2006 consolidated revenues from continuing operations increased to $30,817,000 compared to $28,737,000 in the second quarter of 2005.

Six-month consolidated revenues from continuing operations through June 30, 2006 were $59,950,000 compared to $55,471,000 in the same period in 2005.  Total consolidated net income for the six months ended June 30, 2006 was $3,018,000 or $.34 per diluted share compared to net income of $1,204,000 (which includes the results of discontinued operations in 2005) or $.14 per diluted share through six months in 2005.

Net income in 2005 included the discontinued operations of Image Systems, a medical and technical imaging business unit located in Eden Prairie, Minnesota which was sold in the fourth quarter of 2005.  Discontinued operations consist of a net loss from discontinued operations, which was $151,000 for the second quarter of 2005.  For the six months ended June 30, 2005 the net loss from discontinued operations was $262,000.

The operations and assets of Austin Taylor Communications Ltd. which were previously classified and reported as discontinued operations in 2005 have been reclassified in continuing operations.  The Company has ceased negotiations with prospective buyers for this business unit and has now reported results of operations previously reported in discontinued operations in income from continuing operations for 2006 and 2005.

The financial results reported by the Company today are subject to issues and uncertainties arising from a civil investigation of the Company’s JDL Technologies subsidiary that is currently being conducted by the U.S. Department of Justice (DOJ) regarding whether JDL violated the federal False Claims Act in connection with funding requests under the federal government’s E-Rate program for work JDL performed for the U.S. Virgin Islands Department of Education (VIDOE).  The Company is cooperating with the DOJ investigation, while simultaneously conducting its own internal investigation under the supervision of the Company’s Audit Committee regarding the implications of the DOJ investigation for the Company’s previously issued financial statements and its future financial reporting.  Based on information gathered to date in its internal investigation, nothing has come to the Company’s attention that indicates the Company violated the False Claims Act.  In addition to the DOJ investigation and related internal investigation, management is also assessing the collectibility of receivables totaling approximately $3.5 million related to work performed for VIDOE (the VIDOE receivables).  The DOJ investigation, the Company’s related internal investigation and management’s assessment of the VIDOE receivables are ongoing and could lead to the discovery of additional information that could result in the restatement of previously issued financial statements or material charges in future periods.

As a result of issues and uncertainties related to the DOJ investigation, the related internal investigation and management’s assessment of the VIDOE receivables, the Company continues to be unable to complete and file its Form 10-Q report for the quarter ended March 31, 2006 with the Securities and Exchange Commission (SEC) and currently is unable to complete and file its SEC Form 10Q report for the quarter and six months ended June 30, 2006.  Also, because it has not made required SEC filings, the Company is not in compliance with the American Stock Exchange (AMEX) requirements and, as previously reported, the AMEX may initiate delisting proceedings on or after September 6, 2006 if the Company does not achieve compliance with the AMEX requirements by that date.  The Company expects to provide further information regarding the status of its internal investigation, assessment of the VIDOE receivables and achieving compliance with SEC and AMEX requirements on or about September 6, 2006.

Jeffrey K. Berg, President and COO said, “We are pleased with CSI’s trend of positive improvement in revenue and earnings for the 2nd quarter and are of course disappointed that these positive results are clouded by the issues and uncertainties affecting JDL.  We are continuing to cooperate with the DOJ investigation on a voluntary basis and are working diligently to resolve the various pending matters affecting JDL in a manner that will result in minimal impact on the Company’s operations and financial results.

Curtis A. Sampson, Chairman and CEO commented, “CSI’s positive results are encouraging as all four of CSI’s business units are operating profitably this year.  Of special note, Austin Taylor has become profitable this year and the optimism of its management staff and employees bodes well for continuing profitability in the future.”

About Communications Systems

Communications Systems, Inc. provides physical connectivity infrastructure and services for cost-effective broadband solutions and is a leading supplier of voice-grade connecting devices and wiring systems. CSI serves the broadband network market as the world’s leading supplier of media conversion technology, that permits networks to deploy fiber optic technology while retaining the copper-based infrastructure already embedded in the network. In addition, CSI supplies copper wire and fiber optic structured wiring systems for broadband networks, as well as line filters for digital subscriber line service. CSI also provides network design, training and management services.

Cautionary Statement

From time to time, in reports filed with the Securities and Exchange Commission, in press releases, and in other communications to shareholders or the investing public, the Communications Systems Inc.may make forward-looking statements concerning possible or anticipated future financial performance, business activities or plans which are typically preceded by the words “believes,” “expects,” “anticipates,” “intends” or similar expressions.  For these forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in federal securities laws. Shareholders and the investing public should understand that these forward-looking statements are subject to risks and uncertainties which could cause actual performance, activities or plans after the date the statements are made to differ significantly from those indicated in the forward-looking statements when made.

CSI CONSOLIDATED SUMMARY OF EARNINGS

	Three Months Ended June 30
	2006	2005

Revenues from Continuing Operations	$30,817,089	$28,736,597
Gross Margin	10,608,014	8,850,951
Operating Income From Continuing Operations	2,204,679	738,106
Income From Continuing Operations Before Income Taxes	2,377,123	830,132
Income Taxes	874,000	370,000
Income From Continuing Operations	1,503,123	460,132

Discontinued Operations
Operating Loss From Discontinued Operations		(239,770)
Income Tax Benefit		89,000
Loss From Discontinued Operations		(150,770)
Net Income	1,503,123	309,362

Basic Net Income Per Share
Continuing Operations	$.17	$.05
Discontinued Operations		$(.02)
	$.17	$.03

Diluted Net Income Per Share
Continuing Operations	$.17	$.05
Discontinued Operations		$(.02)
	$.17	$.03
Average Shares Outstanding:
Average Common Shares Outstanding	8,731,565	8,552,607
Dilutive Effect of Stock Options Outstanding	97,199	135,471
	8,828,764	8,688,078

	Six Months Ended June 30
	2006	2005

Revenues From Continuing Operations	$59,950,010	$55,470,836
Gross Margin	21,275,036	17,949,941
Operating Income From Continuing Operations	4,346,462	2,242,170
Income From Continuing Operations Before Income Taxes	4,684,539	2,424,575
Income Taxes	1,667,000	959,000
Income From Continuing Operations	3,017,539	1,465,575

Discontinued Operations
Operating Loss From Discontinued Operations		(414,534)
Income Tax Benefit		153,000
Loss From Discontinued Operations		(261,534)
Net Income	3,017,539	1,204,041

Basic Net Income Per Share
Continuing Operations	$.34	$.17
Discontinued Operations		(0.03)
	$.34	$.14
Diluted Net Income Per Share
Continuing Operations	$.34	$.17
Discontinued Operations		(0.03)
	$.34	$.14
Average Shares Outstanding:
Average Common Shares Outstanding	8,718,077	8,536,068
Dilutive Effect of Stock Options Outstanding	111,601	165,691
	8,829,678	8,701,759

	June 30 2006	December 31 2005

Selected Balance Sheet Data
Working Capital (Current Assets minus Current Liabilities)	$67,813,376	$65,715,708
Property, Plant and Equipment, net	8,250,828	8,299,601
Goodwill	5,264,095	5,264,095
Total Assets	94,075,204	92,883,364
Total Liabilities	12,221,010	13,032,188
Stockholders’ Equity	81,854,194	79,851,176